Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 2001 (except with respect to the matter discussed in Note 13, as to which the date is February 21, 2001), included in Portland General Electric Company's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP


Portland, Oregon
November 28, 2001



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